UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        FELCOR LODGING TRUST INCORPORATED

             (Exact name of registrant as specified in its charter)

         Maryland                                          75-2541756

(State of incorporation or organization)       (IRS Employer Identification No.)

      545 E. John Carpenter Frwy.
      Suite 1300
      Irving, Texas                                         75062

     (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered

    Depositary Shares, each representing        New York Stock Exchange
    1/100 fractional interest in one share
    of 8% Series C Cumulative Redeemable
    Preferred Stock, $.01 par value

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities  Act  registration  statement file number to which this Form relates:
333-46357

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
-------------------------------------------------------------------------------
                                 Title of Class


                                      None
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                                 Title of Class

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Securities To Be Registered.

     Reference is made to Registration Statement No. 333-46357 under the Securities Act of 1933 on Form S-3 of FelCor Lodging Trust Incorporated ("FelCor"), as amended (the "Registration Statement"), and the Prospectus and Prospectus Supplement included therein, which Prospectus and Prospectus Supplement were filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on March 9, 2005. The discussion and information set forth under the following captions of the Prospectus and Prospectus Supplement are incorporated herein by reference in response to this Item 1: "DESCRIPTION OF SERIES C PREFERRED STOCK AND DESPOSITARY SHARES" in the Prospectus Supplement and "DESCRIPTION OF DEPOSITARY SHARES" in the Prospectus.

ITEM 2.  Index to Exhibits.

     Pursuant to the requirements of the Instructions as to Exhibits to Item 2 as to the use of Form 8-A for registration of securities pursuant to Section 12(b) of the Act, the following exhibits will be filed with each copy of this registration statement filed with the New York Stock Exchange:

     1.   Exhibits relating to the Depositary Shares:

          (a) Form of Depositary Receipt representing Depositary Shares, each representing 1/100 fractional interest in a share of Series C Cumulative Redeemable Preferred Stock, of FelCor.*

          (b) Deposit Agreement, dated as of April 7, 2005, between FelCor and SunTrust Bank as preferred share depositary.*

          (c) Articles Supplementary designating shares of preferred stock as 8% Series C Cumulative Redeemable Preferred Stock, dated April 4, 2005, to the Articles of Amendment and Restatement of the Company, as amended.*

     2.   Other Exhibits:

          (a) Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of FelCor, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary dated May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, and Certificate of Correction dated March 11, 1999 (incorporated by reference to Exhibit 3.1 to FelCor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

          (b) Bylaws of FelCor, as amended (incorporated by reference to Exhibit
3.2 to FelCor's Registration Statement on Form S-11 (Registration File No. 333-98332).

*To be filed by one or more amendments to this Form 8-A.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 4, 2005                      FELCOR LODGING TRUST INCORPORATED



                                           By:  /s/ Lawrence D. Robinson
                                                ------------------------------
                                                Lawrence D. Robinson
                                                Executive Vice President,
                                                General Counsel & Secretary